EXHIBIT 99.1

Odyssey Semiconductor Receives Bridge Loan From The Company’s Chairman of the Board

ITHACA, N.Y., August 8, 2022 – Odyssey Semiconductor Technologies, Inc. (OTCQB: ODII), a semiconductor device company developing innovative high-voltage, vertical power switching components based on proprietary Gallium Nitride (“GaN”) processing technology, today announced that it received a $1.25 million bridge loan from John Edmunds, the Company’s Chairman of the Board.

“We appreciate John’s confidence in our plan. This capital allows us to build Gen1 engineering product samples in Q4 2022,” said Mark Davidson, Odyssey’s Chief Executive Officer. “Our 1000+ volt GaN power device milestone completed in Q2 2022 further validates our approach to deliver industry-leading efficiency with remarkably high switching frequencies at lower price points than more expensive alternatives, including silicon carbide.”

“I believe in our team. They have been working in earnest and making progress toward delivering revolutionary vertical GaN power transistors which could enable the Company – now with Mark Davidson aboard, to capture meaningful opportunities and achieve sustainable growth in the long-term,” said John Edmunds, Chairman of the Board.

The Company anticipates that this $1.25 million convertible bridge loan will provide adequate cash for growth and working capital through the end of 2022. The note bears 10% interest per annum and is payable in kind at conversion or at maturity in one year. The note may be convertible anytime at the holder’s discretion into shares of common stock of the Company at a price equal to the average of the last 20 trading days’ closing price, or automatically converted upon the closing of a public offering of the Company’s common stock with aggregate proceeds of at least $5 million at a 15% discount to the per share public offering price. The note will not be and has not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This $1.25 million bridge loan is part of a $3.75 million offering of convertible promissory notes approved by the Board of Directors of the Company. The Company has also recently filed a registration statement on Form S-1, paving the way for a potential future equity financing.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

About Odyssey Semiconductor Technologies, Inc.

Odyssey Semiconductor Technologies, Inc. (www.odysseysemi.com) has developed a proprietary technology that is designed to allow for GaN to replace SiC as the leading high-voltage power switching semiconductor material. Based in Ithaca, NY, the Company owns and operates a 10,000 sq. ft. semiconductor wafer manufacturing facility complete with a mix of class 1,000 and class 10,000 clean space as well as tools for advanced semiconductor development and production. Odyssey Semiconductor also offers a world-class semiconductor device development and foundry service.

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, forecasts, representations and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “forecast”, “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based on management’s current expectations and assumptions and are subject to risks and uncertainties described more fully in the Company’s filings on Forms 10-K and 10-Q and other periodic filings with the Securities and Exchange Commission. Factors that could cause actual results to differ materially from those currently anticipated include, without limitation, risks relating to the results of our research and development activities, including uncertainties relating to semiconductor process manufacturing; the early stage of our GaN-based technology presently under development; our ability to protect our intellectual property rights that are valuable to our business, including patent and other intellectual property rights; our ability to successfully market and sell our technologies; the ability to achieve high volume manufacturing and the size and growth of the potential markets for any of our technologies, the rate and degree of market acceptance of any of our technologies and our ability to raise funding to support operations and the continued development and qualification of our technology.

In light of these risks, uncertainties and assumptions, the forward-looking statements regarding future events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements included herein speak only as of the date hereof, and we undertake no obligation to update publicly or privately any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in our expectations.

Investor Relations Contacts:

Darrow Associates

Jeff Christensen

(703) 297-6917

jchristensen@darrowir.com